Exhibit 99.06
Southern Company
Kilowatt-Hour Sales
(In Millions of KWHs)

	Three Months Ended September				Year-to-Date September
As Reported	2016	2015	Change	Weather Adjusted Change	2016	2015	Change	Weather Adjusted Change*
Kilowatt-Hour Sales-
Total Sales	58,051	54,921	5.7%		151,099	149,044	1.4%

Total Retail Sales-	47,071	45,614	3.2%	(1.4)%	124,535	124,895	(0.3)%	(0.8)%
Residential	17,213	15,801	8.9%	(0.4)%	42,257	41,925	0.8%	0.2%
Commercial	15,805	15,289	3.4%	(0.7)%	41,509	41,359	0.4%	(0.6)%
Industrial	13,833	14,305	(3.3)%	(3.3)%	40,102	40,938	(2.0)%	(2.1)%
Other	220	219	0.7%	0.7%	667	673	(1.0)%	(0.9)%

Total Wholesale Sales	10,980	9,307	18.0%	N/A	26,564	24,149	10.0%	N/A

Note
*Also reflects adjustment of 2015 KWH sales consistent with Mississippi Power's updated methodology to estimate the unbilled revenue allocation among customer classes implemented in the first quarter 2015.